Exhibit 99.1

SandRidge Energy, Inc. Reports Financial and Operational Results for Third Quarter

and First Nine Months of 2011

Average Daily Net Production from Mississippian Horizontal of 12,771 Boe in Third

Quarter 2011; 50% Increase from Second Quarter 2011 and 653% Increase from Third

Quarter 2010

Increases Oil Production in Third Quarter 2011 by 15% from Second Quarter 2011 and by 44% from Third Quarter 2010

Closed or Announced $1 Billion of Capital Raises in Third Quarter 2011

Oklahoma City, Oklahoma, November 3, 2011 – SandRidge Energy, Inc. (NYSE: SD) today announced financial and operational results for the quarter and nine months ended September 30, 2011.

Key Financial Results

Third Quarter

•

Adjusted EBITDA of $169 million ($179 million including realized gains on out-of-period derivative contract settlements) for third quarter 2011 compared to $149 million ($197 million including realized gains on out-of-period derivative contract settlements) in third quarter 2010.

•	Operating cash flow of $144 million for third quarter 2011 compared to $116 million in third quarter 2010.

•

Net income available to common stockholders of $561 million, or $1.16 per diluted share, for third quarter 2011 compared to net income available to common stockholders of $298 million, or $0.73 per diluted share, in third quarter 2010.

•

Adjusted net income of $2.8 million, or $0.01 per diluted share, (adjusted net income of $12.7 million, or $0.03 per diluted share, including realized gains on out-of-period derivative contract settlements) for third quarter 2011 compared to adjusted net loss of $24.3 million, or $0.06 per diluted share, (adjusted net income of $23.7 million, or $0.06 per diluted share, including realized gains on out-of-period derivative contract settlements) in third quarter 2010.

Nine Months

•

Adjusted EBITDA of $479 million ($519 million including realized gains on out-of-period derivative contract settlements) for the first nine months of 2011 compared to $448 million ($534 million including realized gains on out-of-period derivative contract settlements) in the first nine months of 2010.

•	Operating cash flow of $378 million for the first nine months of 2011 compared to $338 million in the first nine months of 2010.

•

Net income available to common stockholders of $441 million, or $0.97 per diluted share, for the first nine months of 2011 compared to net income available to common stockholders of $361 million, or $1.24 per diluted share, in the first nine months of 2010.

•

Adjusted net loss of $2.0 million, or $0.00 per diluted share, (adjusted net income of $38.8 million, or $0.08 per diluted share, including realized gains on out-of-period derivative contract settlements) for the first nine months of 2011 compared to adjusted net income of $11.3 million, or $0.04 per diluted share, (adjusted net income of $96.5 million, or $0.31 per diluted share, including realized gains on out-of-period derivative contract settlements) in the first nine months of 2010.

Adjusted net income available (loss applicable) to common stockholders, adjusted EBITDA and operating cash flow are non-GAAP financial measures. Each measure is defined and reconciled to the most directly comparable GAAP measure under “Non-GAAP Financial Measures” beginning on page 10.

Highlights

•	Drilled 255 wells during third quarter 2011 and 716 wells during first nine months of 2011.

•	Oil production in third quarter 2011 of 3.19 MMBbls compared to 2.77 MMBbls in second quarter 2011 and 2.22 MMBbls in third quarter 2010.

•	Total production in third quarter 2011 of 6.18 MMBoe compared to 5.64 MMBoe in second quarter 2011 and 5.40 MMBoe in third quarter 2010.

•	Current daily production of 70 MBoe per day.

•	Increased position in new Mississippian play to approximately 700,000 net acres.

•

Closed $621 million SandRidge Permian Trust IPO, received approximately $250 million in initial proceeds upon closing of Mississippian joint venture and announced sale of East Texas properties for $231 million.

•	Projected funding surplus of approximately $500 million in 2011 with multiple options available to fund 2012 capital budget.

•	Cash balance of approximately $225 million and current liquidity of approximately $1 billion.

Full Year 2011 and 2012 Production Guidance

The company produced 6.18 MMBoe in the third quarter of 2011, compared to 5.64 MMBoe in the second quarter of 2011 and 5.40 MMBoe in the third quarter of 2010. Production from the Permian Basin grew from approximately 23,600 Boe per day in the third quarter of 2010 to approximately 30,200 Boe per day in the third quarter of 2011. This reflects the previously announced sales of non-core Permian assets producing approximately 3,100 Boe per day. The company grew its Mississippian horizontal production from approximately 1,600 Boe per day in the third quarter of 2010 to over 12,700 Boe per day in the third quarter of 2011.

The company has revised its production guidance for 2011 to 23.4 MMBoe from the previous guidance of 23.9 MMBoe. Although production is projected to exceed expectations in the Mid-Continent region due to the success of the Mississippian horizontal drilling program, the company is projecting an overall shortfall of approximately 500 MBoe in production, as compared to prior guidance, due to facility constraints in the Central Basin Platform, and underperformance in the Gulf Coast, Gulf of Mexico and the Piñon Field.

As a result of continued drilling success, production has outgrown the existing company-owned and operated low-pressure gathering systems in the Central Basin Platform, causing excessive backpressure on the wells and negative impact to production. While the company is addressing these issues, it is also planning to reduce the rig count from 16 to 12 in the Central Basin Platform and increase from an average of 24 rigs to 26 rigs in the 2012 Mississippian drilling program.

While 2011 production is expected to be approximately 2% below the company’s prior forecast, the expected year-over-year production growth is approximately 16% and, excluding the impact of asset sales, approximately 25%.

Production guidance for 2012 remains unchanged at 27.7 MMBoe. Oil and natural gas production is expected to be 16 MMBbls and 70 Bcf, respectively.

Drilling Activities

SandRidge averaged 31 rigs operating during the third quarter of 2011 and drilled 255 wells. The company drilled a total of 716 wells during the first nine months of 2011. A total of 250 gross (241 net) operated wells were completed and brought on production during the third quarter of 2011, bringing the total number of operated wells completed and brought on production during 2011 to 689 gross (665 net). Currently, the company has 34 rigs operating (including 3 drilling saltwater disposal wells), of which 20 are SandRidge-owned Lariat rigs.

Permian Basin. The company drilled 208 wells in the Permian Basin during the third quarter of 2011 and 607 wells during the first nine months of 2011 and has identified approximately 7,900 additional drilling locations on its 228,000 net acres there. SandRidge presently operates 14 rigs in the Permian Basin, all of which are operating on the Central Basin Platform drilling primarily Grayburg/San Andres vertical wells at depths ranging from 4,500 feet to 7,500 feet. The company plans to drill over 800 wells in the Permian Basin in 2011.

Mississippian Play. During the third quarter of 2011, SandRidge drilled 47 horizontal wells in the Mississippian play in northern Oklahoma and southern Kansas bringing the total number of operated wells drilled during 2011 in the Mississippian to 108. Industry-wide, approximately 320 horizontal wells have been drilled in the Mississippian across a 150-mile long area with SandRidge having drilled 147 wells. SandRidge has identified over 4,000 drilling locations on over 800,000 net acres it has leased in the play. The company presently has 20 rigs operating in the play, of which 17 are drilling horizontal producer wells with 3 drilling saltwater disposal wells, and plans to increase the Mississippian rig count to average 26 rigs in 2012. SandRidge plans to drill over 170 horizontal wells in the Mississippian play in 2011.

New Mississippian Play

SandRidge has increased its position to 700,000 net acres in the new Mississippian horizontal play that is comparable in size, characteristics and cost to the company’s original Mississippian horizontal play. This new play is a shallow hydrocarbon system in a thick, porous, carbonate section with Devonian-aged source rocks analogous to the original Mississippian play. The Mississippian section ranges from 250 feet to 700 feet based on control from over 7,000 existing vertical wells within the play area.

Operational and Financial Statistics

Information regarding the company’s production, pricing, costs and earnings is presented below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Production
Oil (MBbl) (1)	3,192	2,219	8,540	4,774
Natural gas (MMcf)	17,935	19,100	52,440	57,473
Oil equivalent (MBoe)	6,181	5,402	17,280	14,353
Daily production (MBoed) (2)	67.2	58.7	63.3	52.6

Average price per unit
Realized oil price per barrel—as reported (1)	$79.31	$63.90	$82.61	$64.18
Realized impact of derivatives per barrel (1)	(2.37)	0.84	(7.31)	2.94

Net realized price per barrel (1)	$76.94	$64.74	$75.30	$67.12

Realized natural gas price per Mcf—as reported	$3.64	$3.57	$3.66	$3.88
Realized impact of derivatives per Mcf	(0.56)	1.45	(0.25)	2.42

Net realized price per Mcf	$3.08	$5.02	$3.41	$6.30

Realized price per Boe—as reported	$51.52	$38.87	$51.94	$36.90

Net realized price per Boe—including impact of derivatives	$48.66	$44.33	$47.56	$47.55

Average cost per Boe
Lease operating	$14.01	$12.23	$14.03	$12.01
Production taxes	1.68	1.65	1.95	1.33
General and administrative
General and administrative, excluding stock-based compensation	4.23	9.61	4.62	7.19
Stock-based compensation	1.64	1.84	1.65	1.68
Depletion	14.03	16.89	13.70	13.78

Lease operating cost per Boe
Excluding offshore and tertiary recovery	$13.06	$11.21	$13.01	$10.79
Offshore operations	33.57	25.19	39.63	25.80
Tertiary recovery operations	48.22	65.09	40.98	60.42

Earnings per share
Income per share available to common stockholders
Basic	$1.41	$0.82	$1.11	$1.41
Diluted	1.16	0.73	0.97	1.24

Adjusted net (loss) income per share (applicable) available to common stockholders
Basic	$(0.03)	$(0.09)	$(0.11)	$(0.06)
Diluted	0.01	(0.06)	(0.00)	0.04

Weighted average number of common shares outstanding (in thousands)
Basic	399,270	361,687	398,656	257,028
Diluted	497,700	419,137	496,428	313,283

(1)	Includes NGLs.
(2)	2011 production includes impact from 2011 Wolfberry and New Mexico asset sales of approximately 3,100 Boe per day.

Discussion of Third Quarter 2011 Financial Results

Oil and natural gas revenue increased 52% to $318.5 million in third quarter 2011 from $210.0 million in the same period of 2010 as a result of increases in oil production and realized reported oil prices. Oil production increased 44% to 3.2 MMBbls from third quarter 2010 production of 2.2 MMBbls mainly due to continued development of the company’s oil properties in the Mississippian play and Permian Basin. Third quarter 2011 total production increased 14% to 6.2 MMBoe from 5.4 MMBoe in third quarter 2010. Realized reported prices, which exclude the impact of derivative settlements, were $79.31 per barrel and $3.64 per Mcf during third quarter 2011. Realized reported prices in the same period of 2010 were $63.90 per barrel and $3.57 per Mcf.

Production expense increased 31% to $86.6 million in third quarter 2011 from $66.1 million in the same period of 2010 due primarily to the addition of costs from newly completed oil wells brought on production during 2010 and 2011 with the rapid growth of the company’s Permian Basin and Mississippian plays. Third quarter 2011 production expense was $14.01 per Boe compared to third quarter 2010 production expense of $12.23 per Boe.

Capital Expenditures

The table below summarizes the company’s capital expenditures for the three and nine-month periods ended September 30, 2011 and 2010:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
		(in thousands)
Drilling and production
Permian Basin	$177,323	$157,330	$516,950	$280,186
Mid-Continent	200,817	36,638	447,654	82,922
WTO	6,219	84,752	19,052	258,785
Tertiary	4,818	3,778	18,101	13,006
Other	3,071	4,519	5,223	28,915

	392,248	287,017	1,006,980	663,814
Leasehold and seismic
Permian Basin	8,583	6,632	29,086	22,042
Mid-Continent	65,189	8,378	232,819	25,843
WTO	40	1,239	2,939	6,916
Tertiary	21	—	235	88
Other	1,190	1,579	4,437	3,317

	75,023	17,828	269,516	58,206
Pipe inventory(1)	(25,446)	(10,068)	(17,359)	(16,873)
Total exploration and development(2)	441,825	294,777	1,259,137	705,147

Drilling and oil field services	5,898	8,897	20,692	26,509
Midstream	6,757	10,143	15,392	46,902
Other—general	13,808	4,232	38,172	17,035

Total capital expenditures, excluding acquisitions	468,288	318,049	1,333,393	795,593

Acquisitions(3)	13,602	138,428	22,751	138,428

Total capital expenditures	$481,890	$456,477	$1,356,144	$934,021

(1)	Pipe inventory expenditures for the periods presented represent transfers of pipe inventory to the full cost pool for use in drilling and production activities.
(2)	Exploration and development expenditures for the nine-month period ended September 30, 2011 exclude $19.0 million of additional estimated loss on Century Plant construction contract.
(3)	2010 acquisition expenditures exclude common stock valued at approximately $1.25 billion issued in connection with and tax liability adjustments resulting from the Arena acquisition.

Derivative Contracts

The tables below set forth the company’s oil swaps and natural gas price and basis swaps for the years 2011 through 2015 as of October 31, 2011 and include contracts included in derivatives agreements with SandRidge Mississippian Trust I and SandRidge Permian Trust. During the third quarter of 2011, the company settled various oil swaps and natural gas basis swaps prior to their scheduled maturity dates and entered into additional oil swaps for the years 2012 through 2015.

	Quarter Ending
	3/31/2011	6/30/2011	9/30/2011	12/31/2011
Oil Swaps
Volume (MMBbls)	1.95	2.09	2.47	2.55
Swap	$86.20	$87.19	$87.75	$88.15

Natural Gas Swaps
Volume (Bcf)	14.27	6.05	3.55	1.84
Swap	$4.67	$4.57	$4.62	$4.61

Natural Gas Basis Swaps
Volume (Bcf)	25.65	25.94	26.22	—
Swap	$0.47	$0.47	$0.47	—

	Year Ending
	12/31/2011	12/31/2012	12/31/2013	12/31/2014	12/31/2015
Oil Swaps
Volume (MMBbls)	9.06	11.89	11.80	8.97	3.77
Swap	$87.40	$89.50	$92.52	$93.82	$94.51

Natural Gas Swaps
Volume (Bcf)	25.71	3.64	—	—	—
Swap	$4.63	$4.90	—	—	—
Collar Volume (Bcf)	—	0.40	0.86	0.94	1.01
Collar: High	—	$6.20	$7.15	$7.78	$8.55
Collar: Low	—	$4.00	$4.00	$4.00	$4.00

Natural Gas Basis Swaps
Volume (Bcf)	77.81	—	14.60	—	—
Swap	$0.47	—	$0.46	—	—

Balance Sheet

The company’s capital structure at September 30, 2011 and December 31, 2010 is presented below:

	September 30, 2011	December 31, 2010
	(in thousands)
Cash and cash equivalents	$325,437	$5,863

Current maturities of long-term debt	$1,035	$7,293
Long-term debt (net of current maturities)
Senior credit facility	—	340,000
Mortgage	15,245	16,029
Senior Notes
Senior Floating Rate Notes due 2014	350,000	350,000
8.625% Senior Notes due 2015	—	650,000
9.875% Senior Notes due 2016, net	354,093	352,707
8.0% Senior Notes due 2018	750,000	750,000
8.75% Senior Notes due 2020, net	443,437	443,057
7.5% Senior Notes due 2021	900,000	—

Total debt	2,813,810	2,909,086
Stockholders’ equity
Preferred stock	8	8
Common stock	399	398
Additional paid-in capital	4,557,005	4,528,912
Treasury stock, at cost	(4,700)	(3,547)
Accumulated deficit	(2,548,497)	(2,989,576)

Total SandRidge Energy, Inc. stockholders’ equity	2,004,215	1,536,195

Noncontrolling interest	981,689	11,288
Total capitalization	$5,799,714	$4,456,569

At September 30, 2011, the company’s debt was $2.8 billion, a decrease of approximately $80 million from June 30, 2011. In the third quarter of 2011, the company raised approximately $581 million in proceeds from the sale of a portion of its interest in SandRidge Permian Trust (NYSE: PER) and approximately $250 million in initial proceeds (excluding purchase price adjustments) upon closing its Mississippian joint venture. The company used a portion of the proceeds from the transactions to repay borrowings under the senior credit facility. On October 31, 2011, the company had no amount drawn under its $790 million senior credit facility and approximately $225 million of cash, leaving approximately $1 billion of available liquidity (including the impact of outstanding letters of credit). The company was in compliance with all of the financial and other covenants contained in its debt agreements as of and during the nine months ended September 30, 2011. In October 2011, the company’s senior credit facility borrowing base was reaffirmed at $790 million.

Operational Guidance

	Year Ending December 31, 2011
	Previous Projection as of August 4, 2011	Updated Projection as of November 3, 2011
Production (1)
Oil (MMBbls) (2)	12.3	11.8
Natural Gas (Bcf)	69.1	69.4

Total (MMBoe)	23.9	23.4
Differentials
Oil (2)	$13.00	$13.00
Natural Gas	0.75	0.60
Costs per Boe
Lifting	$14.10 - $15.50	$14.10 - $15.50
Production Taxes	2.05 - 2.30	1.85 - 2.05
DD&A - oil & gas	12.80 - 14.20	13.10 - 14.50
DD&A - other	2.20 - 2.40	2.20 - 2.40

Total DD&A	$15.00 - $16.60	$15.30 - $16.90
G&A - cash	4.25 - 4.75	4.50 - 5.00
G&A - stock	1.45 - 1.60	1.45 - 1.60

Total G&A	$5.70 - $6.35	$5.95 - $6.60
Interest Expense	$9.60 - $10.60	$9.75 - $10.80
EBITDA from Oilfield Services, Midstream, and Other ($ in millions) (3)		$49.5
Adjusted Net Income Attributable to Noncontrolling Interest ($ in millions) (1)(4)	$56.7	$53.1
Corporate Tax Rate	0%	0%
Deferral Rate	0%	0%
Shares Outstanding at End of Period (in millions)
Common Stock	415.6	413.0
Preferred Stock (as converted)	90.1	90.1

Fully Diluted	505.7	503.1
Capital Expenditures ($ in millions)
Exploration and Production	$1,265	$1,305
Land and Seismic	380	380

Total Exploration and Production	$1,645	$1,685
Oil Field Services	40	40
Midstream and Other	115	75

Total Capital Expenditures	$1,800	$1,800

(1)	Updated subsequent to August 4, 2011 earnings release.
(2)	Includes NGLs.
(3)

EBITDA from Oilfield Services, Midstream and Other is a non-GAAP financial measure as it excludes from net income interest expense, income tax expense and depreciation, depletion and amortization. The most directly comparable GAAP measure for EBITDA from Oilfield Services, Midstream and Other is Net Income from Oilfield Services, Midstream and Other. Information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to forecast the excluded items for future periods and/or does not forecast the excluded items on a segment basis.

(4)

Adjusted Net Income Attributable to Noncontrolling Interest is a non-GAAP financial measure as it excludes unrealized gain or loss on derivative contracts and gain or loss on sale of assets. The most directly comparable GAAP measure for Adjusted Net Income Attributable to Noncontrolling Interest is Net Income Attributable to Noncontrolling Interest. Information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to forecast the excluded items for future periods.

2011 Guidance Update: The company is updating certain 2011 guidance provided on August 4, 2011. Projected oil production has decreased to reflect expected shortfalls in the Central Basin Platform, Gulf Coast and Gulf of Mexico. Projected gas differentials have decreased to $0.60 from $0.75 as Mid-Continent natural gas rates and associated Btu comprise a higher percentage of total natural gas. DD&A – oil and gas has increased due to an update in the company’s depletion rate. G&A – cash and interest expense have increased on a per unit basis due to the decrease in projected production. Adjusted net income attributable to noncontrolling interest reflects the effects of both SandRidge Mississippian Trust I and SandRidge Permian Trust and excludes noncash gain or loss on unrealized derivative positions for the trusts.

Year Ending December 31, 2012
Projection as of November 3, 2011
Production
Oil (MMBbls) (1)	16.0
Natural Gas (Bcf)	70.0

Total (MMBoe)	27.7
Differentials
Oil (1)	$13.00
Natural Gas	0.60
Costs per Boe
Lifting	$15.60 - $16.90
Production Taxes	2.05 - 2.25
DD&A - oil & gas	13.30 - 14.75
DD&A - other	2.00 - 2.25

Total DD&A	$15.30 - $17.00
G&A - cash	4.10 - 4.60
G&A - stock	1.45 - 1.60

Total G&A	$5.55 - $6.20
Interest Expense	$9.25 - $10.20
EBITDA from Oilfield Services, Midstream and Other ($ in millions) (2)	$40.0
Adjusted Net Income Attributable to Noncontrolling Interest ($ in millions) (3)	$112.4
Corporate Tax Rate	0%
Deferral Rate	0%
Shares Outstanding at End of Period (in millions)
Common Stock	422.2
Preferred Stock (as converted)	90.1

Fully Diluted	512.3
Capital Expenditures ($ in millions)
Exploration and Production	$1,550
Land and Seismic	95

Total Exploration and Production	$1,645
Oil Field Services	20
Midstream and Other	135

Total Capital Expenditures	$1,800

(1)	Includes NGLs.
(2)

EBITDA from Oilfield Services, Midstream and Other is a non-GAAP financial measure as it excludes from net income interest expense, income tax expense and depreciation, depletion and amortization. The most directly comparable GAAP measure for EBITDA from Oilfield Services, Midstream and Other is Net Income from Oilfield Services, Midstream and Other. Information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to forecast the excluded items for future periods and/or does not forecast the excluded items on a segment basis.

(3)

Adjusted Net Income Attributable to Noncontrolling Interest is a non-GAAP financial measure as it excludes unrealized gain or loss on derivative contracts and gain or loss on sale of assets. The most directly comparable GAAP measure for Adjusted Net Income Attributable to Noncontrolling Interest is Net Income Attributable to Noncontrolling Interest. Information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to forecast the excluded items for future periods.

2012 Operational Guidance: The company is presenting full guidance for 2012.

Non-GAAP Financial Measures

Operating cash flow, adjusted EBITDA and adjusted net (loss applicable) income available to common stockholders are non-GAAP financial measures.

The company defines operating cash flow as net cash provided by operating activities before changes in operating assets and liabilities. It defines EBITDA as net income before income tax expense (benefit), interest expense and depreciation, depletion and amortization. Adjusted EBITDA, as presented herein, is EBITDA excluding interest income, realized gains on out-of-period derivative contract settlements, (gain) loss on sale of assets, transaction costs, loss on extinguishment of debt, settlement for prior claims and other various non-cash items (including noncontrolling interest, stock-based compensation, unrealized (gain) loss on derivative contracts, provision for doubtful accounts and inventory obsolescence).

Operating cash flow and adjusted EBITDA are supplemental financial measures used by the company’s management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the company’s ability to internally fund exploration and development activities and to service or incur additional debt. The company also uses these measures because operating cash flow and adjusted EBITDA relate to the timing of cash receipts and disbursements that the company may not control and may not relate to the period in which the operating activities occurred. Further, operating cash flow and adjusted EBITDA allow the company to compare its operating performance and return on capital with those of other companies without regard to financing methods and capital structure. These measures should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with generally accepted accounting principles (“GAAP”). Adjusted EBITDA should not be considered as a substitute for net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA excludes some, but not all, items that affect net income and operating income and these measures may vary among other companies. Therefore, the company’s adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

Management also uses the supplemental financial measure of adjusted net (loss applicable) income available to common stockholders, which excludes unrealized (gain) loss on derivative contracts, realized gains on out-of-period derivative contract settlements, transaction costs, loss on extinguishment of debt, settlement for prior claims and (gain) loss on sale of assets from income available to common stockholders. Management uses this financial measure as an indicator of the company’s operational trends and performance relative to other oil and natural gas companies and believes it is more comparable to earnings estimates provided by securities analysts. Adjusted net (loss applicable) income available to common stockholders is not a measure of financial performance under GAAP and should not be considered a substitute for income available to common stockholders.

The tables below reconcile the most directly comparable GAAP financial measures to operating cash flow, EBITDA and adjusted EBITDA, and adjusted net (loss applicable) income available to common stockholders.

Reconciliation of Net Cash Provided by Operating Activities to Operating Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
		(in thousands)
Net cash provided by operating activities	$66,952	$80,754	$327,956	$339,212
Add (deduct)
Changes in operating assets and liabilities	76,896	35,251	49,796	(1,337)

Operating cash flow	$143,848	$116,005	$377,752	$337,875

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
		(in thousands)
Net income	$575,109	$306,289	$482,781	$387,040
Adjusted for
Income tax expense (benefit)	954	(457,248)	(6,013)	(457,086)
Interest expense(1)	60,968	60,388	183,545	178,487
Depreciation and amortization – other	13,551	12,441	39,918	36,564
Depreciation and depletion – oil and natural gas	86,725	91,237	236,798	197,834

EBITDA	737,307	13,107	937,029	342,839
Provision for doubtful accounts	26	18	1,622	102
Inventory obsolescence	125	76	145	200
Interest income	(51)	(69)	(94)	(236)
Stock-based compensation	9,390	9,956	26,489	24,174
Unrealized (gain) loss on derivative contracts	(606,515)	148,140	(527,166)	135,364
Realized gains on out-of-period derivative contract settlements	(9,876)	(48,228)	(40,894)	(85,345)
Other non-cash income (expense)	710	(451)	661	(129)
(Gain) loss on sale of assets	(422)	(44)	(1,148)	39
Transaction costs	1,444	10,680	4,531	15,434
Loss on extinguishment of debt	—	—	38,232	—
Settlement for prior claims	—	16,000	—	16,000
Non-cash portion of noncontrolling interest(2)	36,874	—	39,119	—

Adjusted EBITDA	$169,012	$149,185	$478,526	$448,442

(1)

Excludes unrealized (gain) loss on interest rate swaps of ($2.0) million and $3.3 million for the three-month periods ended September 30, 2011 and 2010, respectively, and ($3.4) million and $11.5 million for the nine-month periods ended September 30, 2011 and 2010, respectively.

(2)

Represents depreciation and depletion of ($5.2) million and ($8.6) million for the three and nine-month periods ended September 30, 2011, respectively, and unrealized gain on commodity derivative contracts of $42.1 million and $47.7 million for the three and nine-month periods ended September 30, 2011, respectively, attributable to noncontrolling interests.

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
		(in thousands)
Net cash provided by operating activities	$66,952	$80,754	$327,956	$339,212
Changes in operating assets and liabilities	76,896	35,251	49,796	(1,337)
Interest expense(1)	60,968	60,388	183,545	178,487
Realized gains on out-of-period derivative contract settlements	(9,876)	(48,228)	(40,894)	(85,345)
Transaction costs	1,444	10,680	4,531	15,434
Settlement for prior claims	—	16,000	—	16,000
Noncontrolling interest – SDT(2)	(15,341)	—	(26,372)	—
Noncontrolling interest – PER(2)	(8,350)	—	(8,350)	—
Noncontrolling interest – Other(2)	(433)	(1,313)	(317)	(3,547)
Other non-cash items	(3,248)	(4,347)	(11,369)	(10,462)

Adjusted EBITDA	$169,012	$149,185	$478,526	$448,442

(1)

Excludes unrealized (gain) loss on interest rate swaps of ($2.0) million and $3.3 million for the three-month periods ended September 30, 2011 and 2010, respectively, and ($3.4) million and $11.5 million for the nine-month periods ended September 30, 2011 and 2010, respectively.

(2)

Excludes depreciation and depletion of ($5.2) million and ($8.6) million for the three and nine-month periods ended September 30, 2011, respectively, and unrealized gain on commodity derivative contracts of $42.1 million and $47.7 million for the three and nine-month periods ended September 30, 2011, respectively, attributable to noncontrolling interests.

Reconciliation of Income Available to Common Stockholders to Adjusted Net (Loss Applicable)

Income Available to Common Stockholders

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(in thousands, except per share data)
Income available to common stockholders	$561,228	$297,657	$441,079	$361,146
Tax expense (benefit) resulting from Arena acquisition	739	(456,437)	(6,247)	(456,437)
Unrealized (gain) loss on derivative contracts(1)	(564,387)	148,140	(479,506)	135,364
Realized gains on out-of-period derivative contract settlements	(9,876)	(48,228)	(40,894)	(85,345)
(Gain) loss on sale of assets	(422)	(44)	(1,148)	39
Transaction costs	1,444	10,680	4,531	15,434
Loss on extinguishment of debt	—	—	38,232	—
Settlement for prior claims	—	16,000	—	16,000
Effect of income taxes	193	(680)	203	(755)

Adjusted net loss applicable to common stockholders	(11,081)	(32,912)	(43,750)	(14,554)
Preferred stock dividends	13,881	8,632	41,702	25,894

Total adjusted net income (loss)	$2,800	$(24,280)	$(2,048)	$11,340

Weighted average number of common shares outstanding
Basic	399,270	361,687	398,656	257,028
Diluted	497,700	419,137	496,428	313,283
Total adjusted net (loss) income
Per share – basic	$(0.03)	$(0.09)	$(0.11)	$(0.06)

Per share – diluted	$0.01	$(0.06)	$(0.00)	$0.04

(1)

Excludes unrealized gain on commodity derivative contracts of $42.1 million and $47.7 million for the three and nine-month periods ended September 30, 2011, respectively, attributable to noncontrolling interests.

Conference Call Information

The company will host a conference call to discuss these results on Friday, November 4, 2011 at 8:00 am CDT. The telephone number to access the conference call from within the U.S. is 866-383-8119 and from outside the U.S. is 617-597-5344. The passcode for the call is 46559250. An audio replay of the call will be available from November 4, 2011 until 11:59 pm CST on December 4, 2011. The number to access the conference call replay from within the U.S. is 888-286-8010 and from outside the U.S. is +1-617-801-6888. The passcode for the replay is 97889762.

A live audio webcast of the conference call also will be available via SandRidge’s website, www.sandridgeenergy.com, under Investor Relations/Events. The webcast will be archived for replay on the company’s website for 30 days.

Conference Participation

SandRidge Energy, Inc. will participate in the following upcoming events:

•	November 10, 2011 – Barclays Capital 2nd Annual Energy, Engineering and Construction One Day Forum; Dallas, TX

•	November 15, 2011 – Stephens Inc. Fall Investment Conference; New York, NY

•	November 16, 2011 – Bank of America-Merrill Lynch 2011 Global Energy Conference; Miami, FL

•	November 17, 2011 – UBS Investment Bank 2011 Energy Mini-Conference; Boston, MA

•	December 1, 2011 – JP Morgan SMid Cap Conference 2011; New York, NY

•	December 6, 2011 – Capital One Southcoast Energy Conference; New Orleans, LA

•	January 10, 2012 – Goldman Sachs, 2012 Global Energy Conference; Miami, FL

At 8:00 am Central Time on the day of each presentation, the corresponding slides and any webcast information will be accessible on the Investor Relations portion of the company’s website at www.sandridgeenergy.com. Please check the website for updates regularly as this schedule is subject to change. Also, please note that SandRidge Energy, Inc. intends for its website to be used as a reliable source of information for all future events in which it may participate as well as updated presentations regarding the company. Slides and webcasts (where applicable) will be archived and available for at least 30 days after each use or presentation.

Fourth Quarter and Year End 2011 Earnings Release and Conference Call

February 23, 2012 (Thursday) – Earnings press release after market close

February 24, 2012 (Friday) – Earnings conference call at 8:00 am CST

SandRidge Energy, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(Unaudited)
Revenues
Oil and natural gas	$318,453	$209,998	$897,506	$529,578
Drilling and services	25,547	5,252	75,118	14,913
Midstream and marketing	15,092	23,281	53,663	73,868
Other	4,661	6,702	15,088	20,308

Total revenues	363,753	245,233	1,041,375	638,667
Expenses
Production	86,580	66,086	242,371	172,367
Production taxes	10,368	8,904	33,610	19,146
Drilling and services	16,209	4,187	49,308	12,420
Midstream and marketing	14,624	20,779	52,780	66,064
Depreciation and depletion – oil and natural gas	86,725	91,237	236,798	197,834
Depreciation and amortization – other	13,551	12,441	39,918	36,564
General and administrative	36,272	61,878	108,364	127,419
(Gain) loss on derivative contracts	(596,736)	67,195	(489,096)	(114,378)
(Gain) loss on sale of assets	(422)	(44)	(1,148)	39

Total expenses	(332,829)	332,663	272,905	517,475

Income (loss) from operations	696,582	(87,430)	768,470	121,192

Other income (expense)
Interest income	51	69	94	236
Interest expense	(59,003)	(63,641)	(180,171)	(189,989)
Loss on extinguishment of debt	—	—	(38,232)	—
Other (expense) income, net	(672)	1,356	662	2,062

Total other expense	(59,624)	(62,216)	(217,647)	(187,691)

Income (loss) before income taxes	636,958	(149,646)	550,823	(66,499)
Income tax expense (benefit)	954	(457,248)	(6,013)	(457,086)

Net income	636,004	307,602	556,836	390,587
Less: net income attributable to noncontrolling interest	60,895	1,313	74,055	3,547

Net income attributable to SandRidge Energy, Inc.	575,109	306,289	482,781	387,040
Preferred stock dividends	13,881	8,632	41,702	25,894

Income available to SandRidge Energy, Inc. common stockholders	$561,228	$297,657	$441,079	$361,146

Earnings per share
Basic	$1.41	$0.82	$1.11	$1.41

Diluted	$1.16	$0.73	$0.97	$1.24

Weighted average number of common shares outstanding
Basic	399,270	361,687	398,656	257,028

Diluted	497,700	419,137	496,428	313,283

SandRidge Energy, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except per share data)

	September 30, 2011	December 31, 2010
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$325,437	$5,863
Accounts receivable, net	174,396	146,118
Derivative contracts	96,457	5,028
Inventories	11,672	3,945
Other current assets	20,032	14,636

Total current assets	627,994	175,590
Oil and natural gas properties, using full cost method of accounting
Proved	8,697,142	8,159,924
Unproved	681,886	547,953
Less: accumulated depreciation, depletion and impairment	(4,707,089)	(4,483,736)

	4,671,939	4,224,141

Other property, plant and equipment, net	531,875	509,724
Restricted deposits	27,892	27,886
Derivative contracts	213,901	—
Goodwill	235,396	234,356
Other assets	109,716	59,751

Total assets	$6,418,713	$5,231,448

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$1,035	$7,293
Accounts payable and accrued expenses	413,830	376,922
Billings and estimated contract loss in excess of costs incurred	42,269	31,474
Derivative contracts	9,020	103,409
Asset retirement obligation	25,360	25,360

Total current liabilities	491,514	544,458
Long-term debt	2,812,775	2,901,793
Derivative contracts	6,867	124,173
Asset retirement obligation	97,223	94,517
Other long-term obligations	24,430	19,024

Total liabilities	3,432,809	3,683,965

Commitments and contingencies
Equity
SandRidge Energy, Inc. stockholders’ equity
Preferred stock, $0.001 par value, 50,000 shares authorized
8.5% Convertible perpetual preferred stock; 2,650 shares issued and outstanding at September 30, 2011 and December 31, 2010; aggregate liquidation preference of $265,000	3	3
6.0% Convertible perpetual preferred stock; 2,000 shares issued and outstanding at September 30, 2011 and December 31, 2010; aggregate liquidation preference of $200,000	2	2
7.0% Convertible perpetual preferred stock; 3,000 shares issued and outstanding at September 30, 2011 and December 31, 2010; aggregate liquidation preference of $300,000	3	3
Common stock, $0.001 par value, 800,000 shares authorized; 412,986 issued and 412,400 outstanding at September 30, 2011 and 406,830 issued and 406,360 outstanding at December 31, 2010	399	398
Additional paid-in capital	4,557,005	4,528,912
Treasury stock, at cost	(4,700)	(3,547)
Accumulated deficit	(2,548,497)	(2,989,576)

Total SandRidge Energy, Inc. stockholders’ equity	2,004,215	1,536,195
Noncontrolling interest	981,689	11,288

Total equity	2,985,904	1,547,483

Total liabilities and equity	$6,418,713	$5,231,448

SandRidge Energy, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30,
	2011	2010
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$556,836	$390,587
Adjustments to reconcile net income to net cash provided by operating activities
Provision for doubtful accounts	1,622	102
Inventory obsolescence	145	200
Depreciation, depletion and amortization	276,716	234,398
Debt issuance costs amortization	8,624	8,044
Discount amortization on long-term debt	1,766	1,595
Loss on extinguishment of debt	38,232	—
Deferred income taxes	(6,986)	(456,437)
Unrealized (gain) loss on derivative contracts	(527,166)	135,364
(Gain) loss on sale of assets	(1,148)	39
Investment loss (income)	653	(191)
Stock-based compensation	28,458	24,174
Changes in operating assets and liabilities	(49,796)	1,337

Net cash provided by operating activities	327,956	339,212

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures for property, plant and equipment	(1,311,383)	(694,187)
Acquisition of assets, net of cash received of $0 and $39,518, respectively	(22,751)	(138,428)
Proceeds from sale of assets	624,767	113,422
Refunds of restricted deposits	—	5,095

Net cash used in investing activities	(709,367)	(714,098)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	2,033,000	1,595,914
Repayments of borrowings	(2,130,042)	(1,179,083)
Premium on debt redemption	(30,338)	—
Debt issuance costs	(19,652)	(11,720)
Proceeds from issuance of royalty trust units	917,528	—
Distributions to royalty trust unitholders	(18,431)	—
Noncontrolling interest distributions	(2,751)	(3,511)
Noncontrolling interest contributions	—	306
Stock issuance expense	(231)	(87)
Stock-based compensation excess tax benefit	52	31
Purchase of treasury stock	(12,048)	(5,335)
Dividends paid - preferred	(46,243)	(28,525)
Derivative settlements	10,141	1,624

Net cash provided by financing activities	700,985	369,614

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	319,574	(5,272)
CASH AND CASH EQUIVALENTS, beginning of year	5,863	7,861

CASH AND CASH EQUIVALENTS, end of period	$325,437	$2,589

Supplemental Disclosure of Noncash Investing and Financing Activities
Change in accrued capital expenditures	$22,010	$101,406
Convertible perpetual preferred stock dividends payable	$13,191	$5,816
Adjustment to oil and natural gas properties for estimated contract loss	$19,000	$98,000
Common stock issued in connection with acquisition	$—	$1,246,334

For further information, please contact:

Kevin R. White

Senior Vice President

SandRidge Energy, Inc.

123 Robert S. Kerr Avenue

Oklahoma City, OK 73102-6406

(405) 429-5515

Cautionary Note to Investors—This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, the information appearing under the heading “Operational Guidance.” These statements express a belief, expectation or intention and are generally accompanied by words that convey projected future events or outcomes. The forward-looking statements include projections and estimates of leverage, net income, drilling rigs operating, drilling locations, funding, oil and natural gas production, derivative transactions, shares outstanding, pricing differentials, operating costs and capital spending, tax rates, and descriptions of our development plans. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the volatility of oil and natural gas prices, our success in discovering, estimating, developing and replacing oil and natural gas reserves, actual decline curves and the actual effect of adding compression to gas wells, the availability and terms of capital, the ability of counterparties to transactions with us to meet their obligations, our timely execution of hedge transactions, credit conditions of global capital markets, changes in economic conditions, the amount and timing of future development costs, the availability and demand for alternative energy sources, regulatory changes, including those related to carbon dioxide and greenhouse gas emissions, and other factors, many of which are beyond our control. We refer you to the discussion of risk factors in Part I, Item 1A - “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2010 and in comparable “risk factors” sections of our Quarterly Reports on Form 10-Q filed after the date of this press release. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements.

SandRidge Energy, Inc. is an oil and natural gas company headquartered in Oklahoma City, Oklahoma with its principal focus on exploration and production. SandRidge and its subsidiaries also own and operate gas gathering and processing facilities and CO2 treating and transportation facilities and conduct marketing and tertiary oil recovery operations. In addition, Lariat Services, Inc., a wholly-owned subsidiary of SandRidge, owns and operates a drilling rig and related oil field services business. SandRidge focuses its exploration and production activities in the Permian Basin, Mid-Continent, West Texas Overthrust, Gulf Coast and Gulf of Mexico. SandRidge’s internet address is www.sandridgeenergy.com.